Exhibit 10.2

QUESTAR CORPORATION

LONG-TERM STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made as of this ___ day of ___________, 200_ (the “Effective Date”), between Questar Corporation, a Utah corporation (the “Company”), and ________________ (the “Grantee”).

1.

Grant of Restricted Stock.  Subject to the terms and conditions of this Agreement and the Company’s Long-Term Stock Incentive Plan (the “Plan”), the Company hereby issues to Grantee _______ shares of the Company’s common stock, no par value (the “Restricted Stock”).  The Restricted Stock is issued as of the Effective Date and on such date has a Fair Market Value of $_______ per share.

2.

Restrictions.  Restricted Stock may not be sold, assigned, transferred by gift or otherwise, pledged, hypothecated, or otherwise disposed of, by operation of law or otherwise, and shall be subject to forfeiture in accordance with the provisions of Section 5, below, until Grantee becomes vested in the Restricted Stock.  Upon vesting, the restrictions in this Section 2 shall lapse, the Restricted Stock shall no longer be subject to forfeiture, and Grantee may transfer shares of Restricted Stock in accordance with the Securities Act of 1933 and other applicable securities laws.

3.

Enforcement of Restrictions.  To enforce the restrictions set forth in Section 2, shares of Restricted Stock may be held in electronic form in an account by the Company’s transfer agent or other designee until the restrictions set forth in Section 2 have lapsed with respect to such shares, or until this Agreement no longer is in effect.  In the event the Management Performance Committee of the Company’s Board of Directors (the “Committee”) elects not to hold the shares in electronic form, the Restricted Stock may be evidenced in such manner as the Committee shall determine, including, but not limited to, the issuance of share certificates in the name of Grantee.  In such case, Grantee appoints its Corporate, or any other person designated by the Company as escrow agent, as attorney-in-fact to assign and transfer to the Company any shares of Restricted Stock forfeited by Grantee pursuant to Section 5 below, and shall, upon execution of this Agreement, deliver and deposit with Grantee’s attorney-in-fact any share certificates representing the Restricted Stock, together with a stock assignment duly endorsed in blank.  The stock assignment and any share certificates shall be held by Grantee’s attorney-in-fact until the restrictions set forth in Section 2 have lapsed with respect to the shares of Restricted Stock, or until this Agreement is no longer in effect.

4.

Vesting; Lapse of Restrictions.

(a)

General.  Except as provided otherwise in this Agreement, the Restricted Stock shall vest in full, and the restrictions set forth in Section 2 shall lapse in their entirety, over ____________ as follows:

The above vesting schedule (with each date of vesting referred to as the Vesting Date) is subject to Grantee remaining continuously employed by the Company or its subsidiaries or affiliates from the Effective Date through each Vesting Date.

(b)

Change in Control of the Company.  Upon approval by the Company’s Board of Directors of a transaction constituting a Change in Control of the Company, as defined in the Plan, any unvested shares of the Restricted Stock shall vest in full and the restrictions set forth in Section 2 shall lapse in their entirety.

5.

Termination of Employment; Forfeiture of Restricted Stock.

(a)

Death or Disability.  If the Grantee terminates employment with the Company and its subsidiaries and affiliates on account of death or Disability (as defined in the Plan) prior to any Vesting Date, any unvested shares of Restricted Stock shall vest in full and the restrictions set forth in Section 2 shall lapse in their entirety.

(b)

Other Terminations.  If the Grantee terminates employment with the Company and its subsidiaries and affiliates for any reason other than death or Disability prior to any Vesting Date, the Grantee shall forfeit all unvested shares of Restricted Stock issued pursuant to this Agreement.

(c)

Manner of Forfeiture.  Any shares of Restricted Stock forfeited by Grantee pursuant to this Section 5 shall promptly be transferred to the Company without the payment of any consideration therefor, and Grantee, or Grantee’s attorney-in-fact, shall execute all documents and take all actions as shall be necessary or desirable to promptly effectuate such transfer.  On and after the time at which any shares are required to be transferred to the Company, the Company shall not pay any dividend to Grantee on account of such shares or permit Grantee to exercise any of the privileges or rights of a stockholder with respect to the shares but shall, in so far as permitted by law, treat the Company as owner of the shares.

6.

Effect of Prohibited Transfer.  If any transfer of Restricted Stock is made or attempted to be made contrary to the terms of this Agreement, the Company shall have the right to acquire for its own account, without the payment of any consideration therefor, such shares from the owner thereof or his transferee, at any time before or after such prohibited transfer. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available to it.  The Company may refuse for any purpose to recognize any transferee who receives shares contrary to the provisions of this Agreement as a stockholder of the Company and may retain and/or recover all dividends on such shares that were paid or payable subsequent to the date on which the prohibited transfer was made or attempted.

7.

Legend.  Any certificates representing Restricted Stock shall have affixed thereto the following legend:

“The shares of Stock represented by this certificate are subject to all of the terms of a Restricted Stock Agreement between Questar Corporation (the “Company”) and the registered owner (“Owner”) of this Certificate (the “Agreement”) and to the terms of the Company’s Long-Term Stock Incentive Plan (the “Plan”).  Copies of the Agreement and the Plan are on file at the office of the Company.  The Agreement, among other things, limits the right of the Owner to transfer the shares represented by this Certificate and provides in certain circumstances that all or a portion of the shares must be returned to the Company.”

8.

Rights of a Stockholder.  Subject to the restrictions imposed by Section 2 and the terms of any other relevant sections hereof, Grantee shall have all of the voting, dividend, liquidation and other rights of a stockholder with respect to the Restricted Stock.

9.

Adjustments to Restricted Stock.

(a)

Adjustment by Merger, Stock Split, Stock Dividend, Etc. If the Company’s common stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spinoff, combination of shares or otherwise), or if the number of such shares of stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Restricted Stock, the number and kind of shares of stock or other securities into which each outstanding share of Restricted Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be.

(b)

Other Distributions and Changes in the Stock. In the event there shall be any other change affecting the number or kind of the outstanding shares of the Company’s common stock, or any stock or other securities into which the stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that the change equitably requires an adjustment in the shares of Restricted Stock, an adjustment shall be made in accordance with such determination.

(c)

General Adjustment Rules.  All adjustments relating to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Fractional shares resulting from any adjustment to the Restricted Stock pursuant to this Section 9 may be settled as the Committee shall determine.  Notice of any adjustment shall be given to Grantee.

(d)

Reservation of Rights.  The issuance of Restricted Stock shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

10.

Tax Consequences.  Set forth below is a brief summary as of the date of grant of certain United States federal income tax consequences of the award of the Restricted Stock.  THIS SUMMARY DOES NOT ADDRESS EMPLOYMENT, SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO GRANTEE.  GRANTEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

Unless Grantee makes a Section 83(b) election as described below, Grantee shall recognize ordinary income at the time or times the shares of Restricted Stock are released from the restrictions in Section 2, in an amount equal to the Fair Market Value of the shares on such date(s) less the amount paid, if any, for such shares, and the Company shall be required to collect all applicable withholding taxes with respect to such income.

11.

Tax Withholding Obligations.  Upon taxation of the Restricted Stock, Grantee shall make appropriate arrangements with the Company to provide for payment of all applicable tax withholdings.  Grantee may elect to pay such withholdings to the Company in cash or to have such withholding deducted from his regular pay, or he may elect (a) to have the Company withhold from vested shares of Restricted Stock, a number of shares having an aggregate Fair Market Value equal to the minimum amount required to be withheld or such lesser amount as may be elected by Grantee; provided however, that the amount of stock so withheld shall not result in an accounting charge to the Company, or (b) to transfer to the

Company a number of shares that were acquired by Grantee more than six months prior to the transfer to the Company (or such longer period as is requested by the Committee in order to avoid an accounting charge to the Company) and that have an aggregate Fair Market Value equal to the amount required to be withheld or such lesser or greater amount as may be elected by Grantee, up to Grantee’s marginal tax payment obligations associated with the taxation of the Restricted Stock.  All elections shall be subject to the approval or disapproval of the Committee.  The value of shares withheld or transferred shall be based on the Fair Market Value of the stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).  Any election to have shares withheld or transferred for this purpose will be subject to the following restrictions:

(i)

All elections must be made prior to the Tax Date (there may be separate Tax Dates for separate vesting periods).

(ii)

All elections once made shall be irrevocable.

(iii)

If Grantee is an officer or director of the Company within the meaning of Section 16 of the 1934 Act (“Section 16”), Grantee must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of stock to satisfy such tax withholding obligation.

12.

Section 83(b) Election.  Grantee hereby acknowledges that he has been informed that he may file with the Internal Revenue Service, within 30 days of the Effective Date, an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed as of the Effective Date on the amount by which the Fair Market Value of the Restricted Stock as of such date exceeds the price paid for such shares, if any.

IF GRANTEE CHOOSES TO FILE AN ELECTION UNDER SECTION 83(b) OF THE CODE, GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON GRANTEE’S BEHALF.

BY SIGNING THIS AGREEMENT, GRANTEE REPRESENTS THAT HE HAS REVIEWED WITH HIS OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS.  GRANTEE UNDERSTANDS AND AGREES THAT HE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

13.

Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by hand delivery or by first class registered or certified mail, postage prepaid, addressed, if to the Company, to its Corporate Secretary, and if to Grantee, to his address now on file with the Company, or to such other address as either may designate in writing.  Any notice shall be deemed to be duly given as of the date delivered in the case of personal delivery, or as of the second day after enclosed in a properly sealed envelope and deposited, postage prepaid, in a United States post office, in the case of mailed notice.

14.

Amendment.  Except as provided herein, this Agreement may not be amended or otherwise modified unless approved by the Committee, evidenced in writing and signed by the Company and Grantee.

15.

Relationship to Plan.  This Agreement shall not alter the terms of the Plan. If there is a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail.  Capitalized terms used in this Agreement but not defined herein shall have the meaning given such terms in the Plan.

16.

Construction; Severability.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

17.

Waiver.  Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee appointed under the Plan, but only to the extent permitted under the Plan.

18.

Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns.

19.

Rights to Employment.  Nothing contained in this Agreement shall be construed as giving the Grantee any right to be retained in the employ of the Company and this Agreement is limited solely to governing the rights and obligations of Grantee with respect to the Restricted Stock.

20.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the choice of law principles thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GRANTEE

QUESTAR CORPORATION

By______________________________

[Name]

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